Exhibit 99.1

NEWS RELEASE For More Information Contact: Kevin Berry, Chief Financial Officer (408) 934-3144 kevinb@cmd.com

California Micro Devices Reports December Quarter Financial Results

MILPITAS, Calif. – Jan. 29, 2009 – California Micro Devices (Nasdaq: CAMD) today announced financial results for the third quarter of fiscal 2009, which ended December 31, 2008. Meeting revised guidance at the low end, revenue was $9.7 million compared to $15.0 million a year ago while EPS on a GAAP basis was a loss of ($0.38) compared to a profit of $0.01 a year ago. The loss included ($0.23) for the impairment of goodwill. Non-GAAP EPS, which was one cent lower than revised guidance, was a loss of ($0.13) compared to a profit of $0.04 a year ago and, for purposes of this release, was calculated excluding Arques Technology acquisition costs, employee stock-based compensation expenses, and goodwill and intangible asset impairment and using a cash basis tax rate.

“As expected, demand for our products in Q3 dropped sharply due to the weakening global economy compounded by a severe inventory correction downstream in the supply chain” said Robert V. Dickinson, president and CEO. He confirmed that demand for ESD protection devices for High Brightness LEDs showed the greatest percentage drop, due to a previously disclosed one quarter inventory correction at a major customer, followed by demand for handset protection devices, while the demand for display controllers and the demand for low capacitance ESD devices used in digital consumer electronics and personal computers were less affected.

“Although forward visibility for the semiconductor industry remains limited, we continue to believe that the current inventory correction is likely to end by mid-2009,” said Dickinson. “Fortunately, our strong balance sheet will enable us to weather the current economic storm as we focus on improving operating cash flow and profitability and our initiatives to restore revenue growth.”

Providing outlook for the March quarter, the company expects revenue to be between $8.5 and $10.0 million with a diluted EPS loss of between ($0.13) and ($0.15) on a GAAP basis, and between ($0.11) and ($0.13) on a non-GAAP basis. Factors affecting the March quarter outlook include the continuing weakness in the global economy and the seasonal weakness typical of this quarter, especially in the handset market.

Live Webcast with Presentation Slides

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its financial results.

The conference call may be accessed via live webcast by connecting to the company’s Investor Relations link at www.cmd.com. It may also be accessed by phone within the USA by dialing 800-218-8862. International parties may gain access by dialing 303-262-2053. No password is necessary. A replay of the conference call will be available on the company’s Investor Relations link at www.cmd.com beginning at approximately 4:00 p.m. Pacific Time on January 29, 2009 and continuing for one year.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog and mixed signal semiconductor products for the mobile handset, digital consumer electronics and personal computer markets. Key products include protection devices for mobile handsets, digital consumer electronics products such as digital TVs, and personal computers as well as analog and mixed signal ICs for mobile handset displays. Detailed corporate and product information may be accessed at www.cmd.com.

California Micro Devices Corporation — 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com — Tel: 408.263-3214 — Fax: 408.263-7846

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include our expected revenues and GAAP and non-GAAP loss per share for the 2009 fourth fiscal quarter; our belief that the current inventory correction is likely end by mid-2009; and our focus on improving operating cash flow and profitability and our initiatives to restore revenue growth. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion and/or loss of market share for us, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, whether demand for our customers’ products takes longer to recover so that the inventory correction continues longer than we expect impacting our ability to restore revenue growth, whether we are able to reduce recurring operating expenses to improve profitability or whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

In addition to disclosing financial results calculated in accordance with accounting principles generally accepted in the United States of America (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and one-time charges during fiscal 2007 for acquired in-process research and development and one-time charges during the third quarter of fiscal 2009 for goodwill and intangible asset impairment. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes the company expects to actually pay relating to the activities and results for the relevant fiscal time period. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated January 29, 2009, that the company has filed with the Securities and Exchange Commission.

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California Micro Devices Corporation ¡ 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com ¡ Tel: 408.263-3214 ¡ Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	December 31, 2008	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$33,945	$32,925
Short-term investments	14,502	18,671
Accounts receivable, net	3,245	6,155
Inventories	7,889	6,434
Deferred tax assets	261	1,508
Prepaid expenses and other current assets	688	1,188

Total current assets	60,530	66,881
Property, plant and equipment, net	4,059	5,596
Goodwill	—	5,258
Intangible assets, net	29	267
Other long-term assets	93	83

TOTAL ASSETS	$64,711	$78,085

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,674	$6,120
Accrued liabilities	1,505	2,165
Deferred margin on shipments to distributors	1,430	1,904
Current maturities of capital lease obligations	—	132

Total current liabilities	7,609	10,321
Other long-term liabilities	313	350

Total liabilities	7,922	10,671

Commitments and contingencies
Stockholders’ equity:
Preferred stock - 10,000,000 shares authorized; none issued and outstanding as of December 31, 2008 and March 31, 2008	—	—
Common stock and additional paid-in capital - $0.001 par value; 50,000,000 shares authorized; 23,553,019 shares issued and 23,097,994 shares outstanding as of December 31, 2008 and 23,302,274 shares issued and outstanding as of March 31, 2008	119,965	117,806
Accumulated other comprehensive income	16	48
Accumulated deficit	(62,234)	(50,440)

	57,747	67,414
Treasury stock, at cost; 455,025 shares as of December 31, 2008 and none as of March 31, 2008	(958)	—

Total stockholders’ equity	56,789	67,414

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$64,711	$78,085

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Net sales	$9,659	$14,955	$40,101	$44,201
Cost of sales	7,184	10,105	27,779	29,995

Gross Margin	2,475	4,850	12,322	14,206
Operating expenses:
Research and development	2,668	1,670	7,838	5,080
Selling, general and administrative	3,508	3,533	11,205	11,170
Goodwill impairment	5,258	—	5,258	—
Amortization of intangible assets	71	41	126	124

Total operating expenses	11,505	5,244	24,427	16,374

Operating loss	(9,030)	(394)	(12,105)	(2,168)
Other income, net	129	628	1,616	1,911

Income (loss) before income taxes	(8,901)	234	(10,489)	(257)
Provision for income taxes	10	4	1,305	12

Net income (loss)	$(8,911)	$230	$(11,794)	$(269)

Net income (loss) per share–basic	$(0.38)	$0.01	$(0.51)	$(0.01)

Weighted average common shares outstanding–basic	23,260	23,252	23,339	23,212

Net income (loss) per share–diluted	$(0.38)	$0.01	$(0.51)	$(0.01)

Weighted average common shares and share equivalents outstanding–diluted	23,260	23,283	23,339	23,212

Reconciliation of net income (loss) to non-GAAP net income (loss):
Net income (loss)	$(8,911)	$230	$(11,794)	$(269)
Reconciling items:
Amortization / write down of intangible assets	71	41	237	124
Goodwill impairment	5,258	—	5,258	—
Stock-based compensation expense under SFAS 123(R), net of tax	471	586	1,627	1,746
Difference between effective tax rate and cash basis tax rate	(27)	(21)	1,222	(36)

Non-GAAP net income (loss)	$(3,138)	$836	$(3,450)	$1,565

Non-GAAP:
Net income (loss) per share–basic	$(0.13)	$0.04	$(0.15)	$0.07

Net income (loss) per share–diluted	$(0.13)	$0.04	$(0.15)	$0.07

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	23,260	23,252	23,339	23,212

Weighted average common shares and share equivalents outstanding–diluted	23,260	23,414	23,339	23,355

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Net sales	$9,659	$14,955	$40,101	$44,201
Cost of sales	7,118	10,021	27,513	29,733

Gross Margin	2,541	4,934	12,588	14,468
Operating expenses:
Research and development	2,548	1,525	7,401	4,638
Selling, general and administrative	3,223	3,175	10,281	10,128

Total operating expenses	5,771	4,700	17,682	14,766

Operating income (loss)	(3,230)	234	(5,094)	(298)
Other income, net	130	628	1,728	1,911

Income (loss) before income taxes	(3,100)	862	(3,366)	1,613
Provision for income taxes	38	26	84	48

Net income (loss)	$(3,138)	$836	$(3,450)	$1,565

Net income (loss) per share–basic	$(0.13)	$0.04	$(0.15)	$0.07

Weighted average common shares outstanding–basic	23,260	23,252	23,339	23,212

Net income (loss) per share–diluted	$(0.13)	$0.04	$(0.15)	$0.07

Weighted average common shares and share equivalents outstanding–diluted	23,260	23,414	23,339	23,355

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007
Net income (loss) per share:
Basic:
GAAP net income (loss) per share	$(0.38)	$0.01	$(0.51)	$(0.01)
Reconciling items:
Amortization / write down of intangible assets	—	—	0.01	0.01
Goodwill impairment	0.23	—	0.23	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.02	0.03	0.07	0.07
Difference between effective tax rate and cash basis tax rate		—	0.05	—

Non-GAAP net income (loss) per share	$(0.13)	$0.04	$(0.15)	$0.07

Diluted:
GAAP net income (loss) per share	$(0.38)	$0.01	$(0.51)	$(0.01)
Reconciling items:
Amortization / write down of intangible assets	—	—	0.01	0.01
Goodwill impairment	0.23	—	0.23	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.02	0.03	0.07	0.07
Difference between effective tax rate and cash basis tax rate		—	0.05	—

Non-GAAP net income (loss) per share	$(0.13)	$0.04	$(0.15)	$0.07